Exhibit 99.1

Contacts: Maura Landry (Media) mlandry@shiftcomm.com 617.779.1829	Roger Sachs, CFA (Investors/Analysts) sachsr@dnb.com 973.921.5914

D&B Announces Third Quarter 2011 Results; Reaffirms 2011

Guidance and Announces $500 Million Share Repurchase Program

•	Diluted EPS Before Non-Core Gains and Charges Up 17% From the Prior Year Similar Period; GAAP Diluted EPS Up 6%;

•	Core Revenue Up 8% Before the Effect of Foreign Exchange (Up 11% After the Effect of Foreign Exchange);

•	Total Revenue on a GAAP Basis Up 7% Before the Effect of Foreign Exchange (Up 10% After the Effect of Foreign Exchange);

•	Announces $500 Million Share Repurchase Program.

Short Hills, NJ – October 27, 2011 - D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today reported results for the third quarter ended September 30, 2011.

“As expected, our top line growth accelerated in the third quarter and we remain on track to deliver our 2011 guidance. We continue to make excellent progress on our Strategic Technology Investment with the launch of five new products in the third quarter. Looking ahead to the fourth quarter, we will maintain our revenue momentum and increase the level of marketing spend to drive organic top line growth,” stated Sara Mathew, D&B’s Chairman and Chief Executive Officer.

Third Quarter 2011 Results

Diluted earnings per share before non-core gains and charges for the quarter ended September 30, 2011 were $1.42, up 17% from $1.21 in the prior year similar period.

On a GAAP basis, diluted earnings per share for the quarter ended September 30, 2011 were $1.19, up 6% from $1.12 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the third quarter of 2011 was $439.4 million, up 8% from the prior year similar period before the effect of foreign exchange (up 11% after the effect of foreign exchange). Deferred revenue was $516.2 million, flat from the prior year similar period.

Core revenue results for the third quarter of 2011 reflect the following by solution set:

•	Risk Management Solutions revenue of $283.1 million, up 8% before the effect of foreign exchange (up 11% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $124.8 million, up 10% before the effect of foreign exchange (up 11% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $31.5 million, up 8% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the third quarter of 2011 was $439.4 million, up 7% before the effect of foreign exchange (up 10% after the effect of foreign exchange), as compared to the prior year similar period. As a reminder, total revenue for the third quarter of 2010 included the results of our North American Self Awareness Solutions business which we divested early in the third quarter of 2010.

Operating income before non-core gains and charges for the third quarter of 2011 was $118.5 million, up 14% from the prior year similar period, primarily due to higher revenue, reengineering savings and the positive impact from foreign exchange. On a GAAP basis, operating income was $100.7 million, up 34% from the prior year similar period, due primarily to a $13.6 million charge recorded in the third quarter of 2010 for impaired intangible assets related to our Purisma business.

See attached Schedule 3 for additional detail.

Net income attributable to D&B before non-core gains and charges for the third quarter of 2011 was $70.0 million, up 15% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the third quarter of 2011 was $58.4 million, up 4% from the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow for the first nine months of 2011, excluding the impact of legacy tax matters, was $230.9 million, including approximately $32 million related to the Strategic Technology Investment, compared with $225.5 million and $15 million in the prior year similar period, respectively. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first nine months of 2011 was $271.2 million, compared with $278.9 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the third quarter of 2011 under the Company’s discretionary repurchase program totaled $33.1 million (approximately 0.5 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $21.0 million (approximately 0.3 million shares).

The Company ended the third quarter of 2011 with $89.5 million of cash and cash equivalents and total gross debt of $893.2 million.

Third Quarter 2011 Segment Results

North America

Core revenue for the third quarter of 2011 was $307.0 million, up 2% both before and after the effect of foreign exchange.

North America core revenue results for the third quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $183.5 million, down 1% before the effect of foreign exchange (flat after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $92.9 million, up 4% before the effect of foreign exchange (up 5% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $30.6 million, up 8% before the effect of foreign exchange (up 9% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional details.

Total revenue for the third quarter of 2011 was $307.0 million, flat from the prior year similar period both before and after the effect of foreign exchange. Total revenue for the third quarter of 2010 included the results of our North American Self Awareness Solutions business which we divested early in the third quarter of 2010.

Operating income before non-core gains and charges for the third quarter of 2011 was $112.1 million, up 5% from the prior year similar period primarily due to reengineering savings. On a GAAP basis, operating income was $112.1 million, up 20% from the prior year similar period, primarily due to a $13.6 million charge recorded in the third quarter of 2010 for impaired intangible assets related to our Purisma business.

Asia Pacific

Core and total revenue for the third quarter of 2011 was $67.7 million, up 65% (the acquisition of D&B Australia contributed 59 percentage points of the third quarter 2011 growth) before the effect of foreign exchange (up 79% after the effect of foreign exchange), as compared to the prior year similar period.

Asia Pacific core and total revenue results for the third quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $47.2 million, more than double the amount from the prior year similar period, due to the acquisition of D&B Australia during the third quarter of 2010;

•	Sales & Marketing Solutions revenue of $20.3 million, up 26% before the effect of foreign exchange (up 34% after the effect of foreign exchange), as compared to the prior year similar period; and

•	Internet Solutions revenue of $0.2 million, down 15% before the effect of foreign exchange (down 11% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the third quarter of 2011 was $4.9 million, up from zero in the prior year similar period. This increase was primarily related to revenue from our acquisition of D&B Australia, and related transaction costs during the third quarter of 2010.

Europe & Other International Markets

Core and total revenue for the third quarter of 2011 was $64.7 million, up 5% before the effect of foreign exchange (up 14% after the effect of foreign exchange), as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the third quarter of 2011 reflect the following:

•	Risk Management Solutions revenue of $52.4 million, down 1% before the effect of foreign exchange (up 8% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $11.6 million, up 35% before the effect of foreign exchange (up 46% after the effect of foreign exchange), as compared to prior year similar period; and

•	Internet Solutions revenue of $0.7 million, up 1% before the effect of foreign exchange (up 7% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the third quarter of 2011 was $15.5 million, up 8% from the prior year similar period. The increase was primarily related to increased revenue, the timing of investment activity and the positive impact from foreign exchange.

Strategic Technology Investment

In February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers.

In the third quarter of 2011, the Company incurred $12.5 million of total pre-tax expenses (or $0.19 per diluted share) on the Strategic Technology Investment, which is included in the Non-Core Gains and Charges noted below, and $4.3 million of capital expenditures and additions to computer software and other intangibles related to the Strategic Technology Investment.

For the full year 2011, the Company anticipates spending between $55 million to $65 million for the Strategic Technology Investment.

See attached Schedule 3 for additional detail.

D&B announces the following transactions:

New $500 Million Share Repurchase Program

The Company announced today that its Board of Directors has authorized a new $500 million share repurchase program.

The new authorization is in addition to the remaining $25 million (as of September 30, 2011) under the previous $200 million authorization, which the Company plans to complete by the end of 2011.

The Company intends to continue its policy of returning excess free cash flow to shareholders in the form of share buybacks and/or dividends.

New $800 Million Five-Year Revolving Credit Facility

The company announced today it has entered into a new five-year $800 million revolving credit facility, and effective immediately, terminated its existing five-year $650 million facility. Borrowings under the new facility will be available at prevailing short-term interest rates.

The increase in the size of the facility is intended to give the company additional flexibility as a safeguard against potential dislocation in the credit markets over the next few years. There are no immediate plans to utilize the additional $150 million of capacity.

Non-Core Gains and Charges

During the third quarters of 2011 and 2010, the Company recorded:

•	A net pre-tax, non-core charge of $25.8 million in the third quarter of 2011, and a net pre-tax, non-core charge of $2.6 million in the third quarter of 2010; and

•	A net after-tax, non-core charge of $11.6 million in the third quarter of 2011, and a net after-tax, non-core charge of $4.4 million in the third quarter of 2010.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2011 Guidance

D&B today reaffirmed its financial guidance for the full year 2011:

•	Core revenue growth of 5% to 8%, before the effect of foreign exchange;

•	Operating income growth of 2% to 6%, before non-core gains and charges;

•	Diluted EPS growth of 6% to 10%, before non-core gains and charges; and

•	Free cash flow of $240 million to $270 million, excluding the impact of legacy tax matters, but including the Strategic Technology Investment.

The impact of our Strategic Technology Investment has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance, which is consistent with our treatment of non-core items.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the

Company’s Annual Report on Form 10-K for the year ending December 31, 2010, filed March 1, 2011 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Third Quarter 2011 Teleconference

As previously announced, D&B will review its third quarter financial results in a conference call with the investment community on Friday, October 28, 2011, at 8 a.m. ET. Live audio as well as a replay of the conference call, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 170 years. D&B’s global commercial database contains more than 200 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2011 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•

D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third party data providers, strategic third party members in its D&B Worldwide Network, and third parties with whom it has significant outsourcing arrangements.

•

D&B’s ability to implement and derive the benefits of its Strategic Technology Investment program announced in February 2010 and to maintain sufficient investment in our technology infrastructure thereafter.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

•

As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results and/or access to credit markets.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet could have material adverse effect on D&B’s business and financial results.

•

D&B’s ability to introduce new solutions or services having more breadth and depth of data which allow customers more flexible use of D&B data through web services and third party solutions, in a seamless way and without disruption to existing solutions, such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of the D&B Worldwide Network, or other third parties who license and sell under the D&B name, to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

•

The profitability of our segments outside of North America depends on our ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing, such as DNBi, and successfully managing our D&B Worldwide Network, and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/or publication of information, particularly in emerging markets;

•

D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1

Consolidated Statement of Operations (unaudited) - GAAP Results

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-to-Date		AFX	Foreign	BFX
	September 30,		% Change	Exchange	% Change	September 30,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America (1)	$307.0	$301.2	2%	0%	2%	$886.5	$878.5	1%	0%	1%

Asia Pacific	67.7	37.9	79%	14%	65%	187.4	107.3	75%	12%	63%
Europe and Other International Markets	64.7	56.9	14%	9%	5%	185.9	176.2	5%	4%	1%

International	132.4	94.8	40%	12%	28%	373.3	283.5	32%	7%	25%

Core Revenue	$439.4	$396.0	11%	3%	8%	$1,259.8	$1,162.0	8%	1%	7%

Divested Business (2)	—	4.4	N/M	N/M	N/M	—	32.9	N/M	N/M	N/M

Total Revenue	$439.4	$400.4	10%	3%	7%	$1,259.8	$1,194.9	5%	1%	4%

Operating Income (Loss):

North America	$112.1	$93.5	20%			$324.0	$297.2	9%

Asia Pacific	4.9	—	N/M			10.3	3.5	N/M
Europe and Other International Markets	15.5	14.4	8%			36.6	43.6	(16%)

International	20.4	14.4	41%			46.9	47.1	0%

Corporate and Other (3)	(31.8)	(32.9)	4%			(91.2)	(85.5)	(7%)

Total Operating Income	100.7	75.0	34%			279.7	258.8	8%

Interest Income	0.4	0.5	(39%)			1.3	1.4	(10%)
Interest Expense	(9.1)	(11.0)	18%			(27.4)	(34.3)	20%
Other Income (Expense) - Net (4)	(8.9)	25.2	N/M			(20.5)	27.7	N/M

Non-Operating Income (Expense) - Net	(17.6)	14.7	N/M			(46.6)	(5.2)	N/M

Income Before Provision for Income Taxes	83.1	89.7	(7%)			233.1	253.6	(8%)

Less: Provision for Income Taxes	24.7	33.4	26%			68.4	95.3	28%
Equity in Net Income (Loss) of Affiliates	0.4	0.5	(13%)			1.1	0.7	56%

Net Income	58.8	56.8	4%			165.8	159.0	4%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.4)	(0.3)	(71%)			1.0	0.5	96%

Net Income Attributable to D&B (5)	58.4	56.5	4%			166.8	159.5	5%

Less: Allocation to Participating Securities	(0.1)	(0.2)	63%			(0.2)	(0.7)	63%

Net Income Attributable to D&B Common Shareholders	58.3	56.3	4%			166.6	158.8	5%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.19	$1.13	5%			$3.38	$3.17	7%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.19	$1.12	6%			$3.36	$3.14	7%

Weighted Average Number of Shares Outstanding:
Basic	48.9	49.7	2%			49.2	50.0	2%

Diluted	49.1	50.1	2%			49.6	50.5	2%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2

Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

				Effects of					Effects of
	Quarter Ended		AFX	Foreign	BFX	Year-to-Date		AFX	Foreign	BFX
	September 30,		% Change	Exchange	% Change	September 30,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)	2011	2010	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)

Revenue:

North America (1)	$307.0	$301.2	2%	0%	2%	$886.5	$878.5	1%	0%	1%

Asia Pacific	67.7	37.9	79%	14%	65%	187.4	107.3	75%	12%	63%
Europe and Other International Markets	64.7	56.9	14%	9%	5%	185.9	176.2	5%	4%	1%

International	132.4	94.8	40%	12%	28%	373.3	283.5	32%	7%	25%

Core Revenue	$439.4	$396.0	11%	3%	8%	$1,259.8	$1,162.0	8%	1%	7%

Divested Business (2)	—	4.4	N/M	N/M	N/M	—	32.9	N/M	N/M	N/M

Total Revenue	$439.4	$400.4	10%	3%	7%	$1,259.8	$1,194.9	5%	1%	4%

Operating Income (Loss):

North America	$112.1	$107.1	5%			$324.0	$317.6	2%

Asia Pacific	4.9	—	N/M			10.3	3.5	N/M
Europe and Other International Markets	15.5	14.4	8%			36.6	43.6	(16%)

International	20.4	14.4	41%			46.9	47.1	0%

Corporate and Other (3)	(14.0)	(17.2)	19%			(40.6)	(51.2)	21%

Total Operating Income	118.5	104.3	14%			330.3	313.5	5%

Interest Income	0.4	0.5	(39%)			1.3	1.4	(10%)
Interest Expense	(9.1)	(11.0)	18%			(27.4)	(34.3)	20%
Other Income (Expense) - Net (4)	(0.9)	(1.5)	42%			(1.7)	0.6	N/M

Non-Operating Income (Expense) - Net	(9.6)	(12.0)	20%			(27.8)	(32.3)	14%

Income Before Provision for Income Taxes	108.9	92.3	18%			302.5	281.2	8%

Less: Provision for Income Taxes	38.9	31.6	(23%)			103.0	92.6	(11%)
Equity in Net Income (Loss) of Affiliates	0.4	0.5	(13%)			1.1	0.7	56%

Net Income	70.4	61.2	15%			200.6	189.3	6%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.4)	(0.3)	(71%)			1.0	0.5	96%

Net Income Attributable to D&B (5)	70.0	60.9	15%			201.6	189.8	6%

Less: Allocation to Participating Securities	(0.1)	(0.2)	59%			(0.3)	(0.8)	63%

Net Income Attributable to D&B Common Shareholders	69.9	60.7	15%			201.3	189.0	7%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.43	$1.22	17%			$4.09	$3.78	8%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.42	$1.21	17%			$4.06	$3.74	9%

Weighted Average Number of Shares Outstanding:
Basic	48.9	49.7	2%			49.2	50.0	2%

Diluted	49.1	50.1	2%			49.6	50.5	2%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3

Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles North America Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,			Year-to-Date September 30,
Amounts in millions	2011	2010	% Change Fav/(Unfav)	2011	2010	% Change Fav/(Unfav)

North America Operating Income (Schedule 1)	$112.1	$93.5	20%	$324.0	$297.2	9%

Impaired Intangible Assets	—	(13.6)	N/M	—	(20.4)	N/M

North America Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$112.1	$107.1	5%	$324.0	$317.6	2%

(2)	Includes revenue from the North American Self Awareness Solutions business divested in the third quarter of 2010

(3)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,			Year-to-Date September 30,
Amounts in millions	2011	2010	% Change Fav/(Unfav)	2011	2010	% Change Fav/(Unfav)

Corporate and Other - GAAP Results (Schedule 1)	$(31.8)	$(32.9)	4%	$(91.2)	$(85.5)	(7)%

Restructuring Charges	(5.3)	(3.9)	(34)%	(18.0)	(10.1)	(77)%
Strategic Technology Investment	(12.5)	(11.8)	(6)%	(32.6)	(24.2)	(35)%

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(14.0)	$(17.2)	19%	$(40.6)	$(51.2)	21%

(4)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,			Year-to-Date September 30,
Amounts in millions	2011	2010	% Change Fav/(Unfav)	2011	2010	% Change Fav/(Unfav)

Other Income (Expense)-Net - GAAP Results (Schedule 1)	$(8.9)	$25.2	N/M	$(20.5)	$27.7	N/M
Effect of Legacy Tax Matters	0.3	0.3	N/M	(7.4)	0.8	N/M
Strategic Technology Investment	—	(0.1)	N/M	—	(0.2)	N/M
Gain on Disposal of North American Self Awareness Solutions business	—	23.1	N/M	—	23.1	N/M
Gain (Loss) on Investment	(8.3)	—	N/M	(11.4)	—	N/M
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	—	3.4	N/M	—	3.4	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(0.9)	$(1.5)	42%	$(1.7)	$0.6	N/M

	Quarter Ended		Year-to-Date
	September 30,		September 30,
Amounts in millions	2011	2010	2011	2010
Total Pre-Tax Impacts:
Impaired Intangible Assets	$—	$(13.6)	$—	$(20.4)
Restructuring Charges	(5.3)	(3.9)	(18.0)	(10.1)
Strategic Technology Investment	(12.5)	(11.8)	(32.6)	(24.2)
Effect of Legacy Tax Matters	0.3	0.3	(7.4)	0.8
Gain (Loss) on Investment	(8.3)	—	(11.4)	—
Strategic Technology Investment	—	(0.1)	—	(0.2)
Gain on Disposal of North American Self Awareness Solutions business	—	23.1	—	23.1
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	—	3.4	—	3.4

Total Pre-Tax Impacts	$(25.8)	$(2.6)	$(69.4)	$(27.6)

(5)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,			Year-to-Date September 30,
Amounts in millions	2011	2010	% Change Fav/(Unfav)	2011	2010	% Change Fav/(Unfav)

Net Income Attributable to D&B - GAAP Results (Schedule 1)	$58.4	$56.5	4%	$166.8	$159.5	5%

Restructuring Charges	(3.6)	(2.5)	(44)%	(11.8)	(6.7)	(76)%
Impaired Intangible Assets	—	(8.6)	N/M	—	(12.8)	N/M
Strategic Technology Investment	(9.2)	(9.5)	3%	(25.2)	(18.9)	(33)%
Gain on Disposal of North American Self Awareness Solutions business	—	14.1	N/M	—	14.1	N/M
Gain (Loss) on Investment	(7.3)	—	N/M	(11.1)	—	N/M
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	—	2.1	N/M	—	2.1	N/M
Effect of Legacy Tax Matters	—	—	N/M	4.8	4.9	2%
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	8.5	—	N/M	8.5	—	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	—	(13.0)	N/M

After-Tax Impact	(11.6)	(4.4)		(34.8)	(30.3)

Net Income Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$70.0	$60.9	15%	$201.6	$189.8	6%

(6)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended September 30,			Year-to-Date September 30,
	2011	2010	% Change Fav/(Unfav)	2011	2010	% Change Fav/(Unfav)

Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.19	$1.12	6%	$3.36	$3.14	7%

Restructuring Charges	(0.07)	(0.06)	(17)%	(0.24)	($0.13)	(85)%
Impaired Intangible Assets	—	(0.17)	N/M	—	(0.26)	N/M
Strategic Technology Investment	(0.19)	(0.18)	(6)%	(0.51)	(0.37)	(38)%
Gain on Disposal of North American Self Awareness Solutions business	—	0.28	N/M	—	0.28	N/M
Gain (Loss) on Investment	(0.14)	—	N/M	(0.22)	—	N/M
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	—	0.04	N/M	—	0.04	N/M
Effect of Legacy Tax Matters	—	—	N/M	0.10	0.10	0%
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	0.17	—	N/M	0.17	—	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	—	(0.26)	N/M

Diluted EPS Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$1.42	$1.21	17%	$4.06	$3.74	9%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

Amounts in millions	Quarter Ended September 30,			Effects of		Year-to-Date September 30,			Effects of
			AFX	Foreign	BFX			AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
	2011	2010	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2011	2010	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$183.5	$184.0	(0.4)%	0.2%	(1)%	$540.9	$541.9	0%	1%	(1)%
Sales & Marketing Solutions	92.9	88.9	4.5%	0.1%	4%	256.1	253.0	1%	0%	1%
Internet Solutions	30.6	28.3	8.6%	0.2%	8%	89.5	83.6	7%	0%	7%

Subtotal Core Revenue	307.0	301.2	1.9%	0.2%	2%	886.5	878.5	1%	0%	1%
Divested Business [1]	—	4.4	N/M	N/M	N/M	—	32.9	N/M	N/M	N/M

Total North America Revenue	307.0	305.6	0.4%	0.2%	0%	886.5	911.4	(3)%	0%	(3)%

Asia Pacific:
Risk Management Solutions	$47.2	$22.5	N/M	N/M	93%	$128.4	$59.8	N/M	N/M	100%
Sales & Marketing Solutions	20.3	15.1	34%	8%	26%	58.3	46.6	25%	7%	18%
Internet Solutions	0.2	0 .3	(11)%	4%	(15)%	0.7	0.9	(13)%	3%	(16)%

Subtotal Core Revenue	67.7	37.9	79%	14%	65%	187.4	107.3	75%	12%	63%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total Asia Pacific Revenue	67.7	37.9	79%	14%	65%	187.4	107.3	75%	12%	63%

Europe and Other International Markets:
Risk Management Solutions	$52.4	$48.4	8%	9%	(1)%	$154.7	$149.8	3%	4%	(1)%
Sales & Marketing Solutions	11.6	7.9	46%	11%	35%	29.4	24.8	18%	5%	13%
Internet Solutions	0.7	0.6	7%	6%	1%	1.8	1.6	8%	4%	4%

Subtotal Core Revenue	64.7	56.9	14%	9%	5%	185.9	176.2	5%	4%	1%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total Europe and Other International Markets Revenue	64.7	56.9	14%	9%	5%	185.9	176.2	5%	4%	1%

International
Risk Management Solutions	$99.6	$70.9	41%	12%	29%	$283.1	$209.6	35%	7%	28%
Sales & Marketing Solutions	31.9	23.0	38%	9%	29%	87.7	71.4	23%	7%	16%
Internet Solutions	0.9	0.9	2%	6%	(4)%	2.5	2.5	2%	4%	(2)%

Subtotal Core Revenue	132.4	94.8	40%	12%	28%	373.3	283.5	32%	7%	25%
Divested Business [1]	—	—	0%	0%	0%	—	—	0%	0%	0%

Total International Revenue	132.4	94.8	40%	12%	28%	373.3	283.5	32%	7%	25%

Total Corporation:
Risk Management Solutions	$283.1	$254.9	11%	3%	8%	$824.0	$751.5	10%	3%	7%
Sales & Marketing Solutions	124.8	111.9	11%	1%	10%	343.8	324.4	6%	1%	5%
Internet Solutions	31.5	29.2	8%	0%	8%	92.0	86.1	7%	0%	7%

Subtotal Core Revenue	439.4	396.0	11%	3%	8%	1,259.8	1,162.0	8%	1%	7%
Divested Business [1]	—	4.4	N/M	N/M	N/M	—	32.9	N/M	N/M	N/M

Total Corporation Revenue	439.4	400.4	10%	3%	7%	1,259.8	1,194.9	5%	1%	4%

Operating Costs:
Operating Expenses	$150.2	$146.9	(2)%			$431.1	$408.6	(6)%
Selling and Administrative Expenses	162.6	157.5	(3)%			470.4	469.1	0%
Depreciation and Amortization	20.6	17.1	(21)%			60.6	48.3	(25)%
Restructuring Expense	5.3	3.9	(34)%			18.0	10.1	(77)%

Total Operating Costs [2]	$338.7	$325.4	(4)%			$980.1	$936.1	(5)%

Capital Expenditures [3]	$1.0	$1.6	36%			$3.0	$7.6	60%

Additions to Computer Software & Other Intangibles [3]	$12.7	$14.0	9%			$29.7	$41.3	28%

	Quarter Ended
Amounts in millions	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Net Debt Position:
Cash and Cash Equivalents	$89.5	$83.1	$83.6	$78.5	$77.2	$209.7	$218.7
Short-Term Debt	(188.6)	(160.9)	(2.1)	(1.5)	(301.4)	(301.3)	(302.7)
Long-Term Debt	(704.6)	(700.6)	(888.6)	(972.0)	(654.6)	(625.1)	(649.7)

Net Debt	$(803.7)	$(778.4)	$(807.1)	$(895.0)	$(878.8)	$(716.7)	$(733.7)

	Year-to-Date
Amounts in millions	Sep 30, 2011	Sep 30, 2010	% Change Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$271.2	$278.9	(3)%
Less:
Capital Expenditures (GAAP Results) [3]	3.0	7.6	60%
Additions to Computer Software & Other Intangibles (GAAP Results) [3]	29.7	41.3	28%

Free Cash Flow	$238.5	$230.0	4%
Legacy Tax Matters (Refund) Payment	(7.6)	(4.5)	69%

Free Cash Flow Excluding Legacy Tax Matters	$230.9	$225.5	2%

	Year-to-Date
Amounts in millions	Sep 30, 2011	Sep 30, 2010	% Change Fav/(Unfav)

Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$271.2	$278.9	(3)%
Legacy Tax Matters (Refund) Payment	(7.6)	(4.5)	69%

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$263.6	$274.4	(4)%

Notes:

		Quarter Ended September 30,		Year-to-Date September 30,
		2011	2010	2011	2010
1	Divested Business:
	North America:
	Risk Management Solutions	$0.0	$4.3	$0.0	$32.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.1	0.0	0.9

	Total Divested Business	$0.0	$4.4	$0.0	$32.9

	Asia Pacific:
	Risk Management Solutions	$0.0	$0.0	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested Business	$0.0	$0.0	$0.0	$0.0

	Europe and Other International Markets:
	Risk Management Solutions	$0.0	$0.0	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.0	0.0	0.0

	Total Divested Business	$0.0	$0.0	$0.0	$0.0

	Total Corporation:
	Risk Management Solutions	$0.0	$4.3	$0.0	$32.0
	Sales & Marketing Solutions	0.0	0.0	0.0	0.0
	Internet Solutions	0.0	0.1	0.0	0.9

	Total Divested Business	$0.0	$4.4	$0.0	$32.9

2	Strategic Technology Investment:
	Operating Expenses	$9.6	$9.8	$27.9	$20.4
	Selling and Administrative Expenses	2.0	1.7	2.4	3.5
	Depreciation and Amortization	0.9	0.3	2.3	0.3

	Total Operating Costs	$12.5	$11.8	$32.6	$24.2

3	Strategic Technology Investment:
	Capital Expenditures	$0.0	$0.6	$0.9	$4.0
	Additions to Computer Software & Other Intangibles	$4.3	$0.1	$9.7	$0.5

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended September 30, 2011 vs. 2010							Year-to-Date September 30, 2011 vs. 2010
	AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core				AFX % Change Fav/ (Unfav)	Effects of Foreign Exchange	BFX % Change Fav/ (Unfav)	Traditional/VAPs as a % of Total Customer Solution Sets/Core
				2011 % Product Line/ Core		2010 % Product Line/ Core					2011 % Product Line/ Core		2010 % Product Line/ Core

Revenue:
North America:
Risk Management Solutions:
Traditional	(1.0)%	0.3%	(1)%	68%	40%	68%	42%	0%	1%	(1)%	69%	42%	69%	43%
VAPs	(0.2)%	0.2%	0%	23%	14%	23%	14%	(1)%	0%	(1)%	23%	14%	23%	14%
Supply Management Solutions	4.1%	0.0%	4%	9%	5%	9%	5%	3%	0%	3%	8%	5%	8%	5%
Total Risk Management Solutions	(0.4)%	0.2%	(1)%		59%		61%	0%	1%	(1)%		61%		62%
Sales & Marketing Solutions:
Traditional	(23.1)%	0.1%	(23)%	29%	9%	39%	12%	(20)%	0%	(20)%	28%	8%	35%	10%
VAPs	22.3%	0.1%	22%	71%	22%	61%	18%	13%	0%	13%	72%	21%	65%	19%
Total Sales & Marketing Solutions	4.5%	0.1%	4%		31%		30%	1%	0%	1%		29%		29%
Internet Solutions	8.6%	0.2%	8%		10%		9%	7%	0%	7%		10%		9%
Core Revenue	1.9%	0.2%	2%					1%	0%	1%
Divested Business	N/M	N/M	N/M					N/M	N/M	N/M

Total North America	0.4%	0.2%	0%					(3)%	0%	(3)%

Asia Pacific:
Risk Management Solutions:
Traditional	N/M	N/M	85%	97%	68%	100%	59%	N/M	N/M	N/M	96%	66%	95%	53%
VAPs	N/M	N/M	N/M	3%	2%	0%	0%	82%	9%	73%	4%	3%	5%	3%
Supply Management Solutions	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Total Risk Management Solutions	N/M	N/M	93%		70%		59%	N/M	N/M	100%		69%		56%
Sales & Marketing Solutions:
Traditional	48%	8%	40%	67%	20%	60%	24%	37%	5%	32%	64%	20%	58%	25%
VAPs	14%	11%	3%	33%	10%	40%	16%	9%	10%	(1)%	36%	11%	42%	18%
Total Sales & Marketing Solutions	34%	8%	26%		30%		40%	25%	7%	18%		31%		43%
Internet Solutions	(11)%	4%	(15)%		0%		1%	(13)%	3%	(16)%		0%		1%
Core Revenue	79%	14%	65%					75%	12%	63%
Divested Business	0%	0%	0%					0%	0%	0%

Total Asia Pacific	79%	14%	65%					75%	12%	63%

Europe and Other International Markets:
Risk Management Solutions:
Traditional	5%	8%	(3)%	82%	67%	84%	72%	1%	4%	(3)%	80%	67%	82%	70%
VAPs	26%	10%	16%	16%	13%	14%	12%	16%	5%	11%	18%	15%	16%	14%
Supply Management Solutions	22%	13%	9%	2%	1%	2%	1%	1%	8%	(7)%	2%	1%	2%	1%
Total Risk Management Solutions	8%	9%	(1)%		81%		85%	3%	4%	(1)%		83%		85%
Sales & Marketing Solutions:
Traditional	64%	11%	53%	72%	13%	65%	9%	28%	5%	23%	66%	11%	61%	9%
VAPs	14%	10%	4%	28%	5%	35%	5%	2%	5%	(3)%	34%	5%	39%	5%
Total Sales & Marketing Solutions	46%	11%	35%		18%		14%	18%	5%	13%		16%		14%
Internet Solutions	7%	6%	1%		1%		1%	8%	4%	4%		1%		1%
Core Revenue	14%	9%	5%					5%	4%	1%
Divested Business	0%	0%	0%					0%	0%	0%

Total Europe and Other International Markets	14%	9%	5%					5%	4%	1%

International:
Risk Management Solutions:
Traditional	40%	13%	27%	89%	67%	90%	67%	37%	7%	30%	88%	66%	86%	64%
VAPs	55%	12%	43%	10%	7%	9%	7%	23%	6%	17%	12%	9%	13%	9%
Supply Management Solutions	22%	13%	9%	1%	1%	1%	1%	1%	8%	(7)%	0%	1%	1%	1%
Total Risk Management Solutions	41%	12%	29%		75%		75%	35%	7%	28%		76%		74%
Sales & Marketing Solutions:
Traditional	54%	9%	45%	69%	16%	62%	15%	34%	6%	28%	64%	15%	59%	15%
VAPs	14%	11%	3%	31%	8%	38%	9%	7%	9%	(2)%	36%	8%	41%	10%
Total Sales & Marketing Solutions	38%	9%	29%		24%		24%	23%	7%	16%		23%		25%
Internet Solutions	2%	6%	(4)%		1%		1%	2%	4%	(2)%		1%		1%
Core Revenue	40%	12%	28%					32%	7%	25%
Divested Business	0%	0%	0%					0%	0%	0%

Total International	40%	12%	28%					32%	7%	25%

Total Corporation:
Risk Management Solutions:
Traditional	13%	5%	8%	75%	49%	74%	48%	12%	3%	9%	75%	50%	74%	48%
VAPs	7%	2%	5%	19%	12%	19%	13%	4%	2%	2%	19%	12%	20%	13%
Supply Management Solutions	5%	1%	4%	6%	4%	7%	4%	3%	1%	2%	6%	4%	6%	4%
Total Risk Management Solutions	11%	3%	8%		65%		65%	10%	3%	7%		66%		65%
Sales & Marketing Solutions:
Traditional	(1)%	2%	(3)%	39%	11%	44%	12%	(3)%	2%	(5)%	37%	10%	41%	11%
VAPs	21%	1%	20%	61%	17%	56%	16%	12%	1%	11%	63%	17%	59%	17%
Total Sales & Marketing Solutions	11%	1%	10%		28%		28%	6%	1%	5%		27%		28%
Internet Solutions	8%	0%	8%		7%		7%	7%	0%	7%		7%		7%
Core Revenue	11%	3%	8%					8%	1%	7%
Divested Business	N/M	N/M	N/M					N/M	N/M	N/M

Total Revenue	10%	3%	7%					5%	1%	4%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

	Quarter Ended
% of Core Product Line	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009

North America Risk Management Solutions
Subscription [1]	69%	72%	71%	67%	69%	71%	71%	69%
Non-Subscription [1]	31%	28%	29%	33%	31%	29%	29%	31%

North America Risk Management Solutions
DNBi [2]	59%	61%	60%	57%	58%	60%	59%	54%
Non-DNBi [2]	41%	39%	40%	43%	42%	40%	41%	46%

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis.

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.